SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

[ X ] Filed by the registrant

[   ] Filed by a party other than the registrant


Check the appropriate box:

[   ] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))

[ X ] Definitive Proxy Statement

[   ] Definitive Additional Materials

[   ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                          Webster City Federal Bancorp
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                   [letterhead Webster City Federal Bancorp]


March 15, 2000


Dear Stockholder:

You are cordially invited to attend the 2000 Annual Meeting of Stockholders of Webster City Federal Bancorp ("Webster City Federal" or the "Company"). The Annual Meeting will be held at the offices of Webster City Federal, 820 Des Moines Street, Webster City, Iowa, at 1:00 p.m., Iowa time, on April 19, 2000.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the Annual Meeting, we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of our independent auditors, will be present to respond to any questions that stockholders may have.

The business to be conducted at the Annual Meeting includes the election of two directors and the ratification of the appointment of KPMG as auditors for the Company's 2000 fiscal year.

The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interest of the Company and its stockholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote "FOR" each matter to be considered.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting. Your vote is important, regardless of the number of shares that you own.

Sincerely,




/s/Phyllis A. Murphy
--------------------
Phyllis A. Murphy
President and Chief Executive Officer

                          WEBSTER CITY FEDERAL BANCORP
                              820 Des Moines Street
                            Webster City, Iowa 50595
                                 (515) 832-3071

                                    NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held On April 19, 2000

         Notice is hereby given that the Annual Meeting of Webster City Federal Bancorp (the "Company" or "Webster City Federal") will be held at the offices of Webster City Federal, 820 Des Moines Street, Webster City, Iowa, on April 19, 2000 at 1:00 p.m., Iowa time.

         A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

         The Annual Meeting is for the purpose of considering and acting upon:

         1.       The election of two directors of the Company;

         2. The ratification of the appointment of KPMG as auditors for the Company for the fiscal year ending December 31, 2000; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

         Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned. Stockholders of record at the close of business on February 29, 2000, are the stockholders entitled to vote at the Annual Meeting, and any adjournments thereof.

         EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

                                              By Order of the Board of Directors

                                              /s/Kathie R. Highland
                                              ---------------------
                                              Kathie R. Highland
                                              Secretary
Webster City, Iowa
March 15, 2000

--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE ANNUAL MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
--------------------------------------------------------------------------------

                                 PROXY STATEMENT


                          WEBSTER CITY FEDERAL BANCORP
                              820 Des Moines Street
                            Webster City, Iowa 50595
                                 (515) 832-3071


                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 19, 2000


         This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Webster City Federal Bancorp ("Webster City Federal" or the "Company") to be used at the Annual Meeting of Stockholders of Webster City Federal (the "Annual Meeting"), which will be held at the offices of Webster City Federal, 820 Des Moines Street, Webster City, Iowa, on April 19, 2000, at 1:00 p.m., Iowa Time, and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about March 15, 2000.

         At the Annual Meeting, stockholders will vote on the election of two directors of the Company and on the ratification of the appointment of the Company's auditors for 2000.

                              REVOCATION OF PROXIES

         Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly executed proxies will be voted "FOR" the proposals set forth in this Proxy Statement for consideration at the Annual Meeting.

         Proxies may be revoked by sending written notice of revocation to the Secretary of the Company, at the address of the Company shown above. The presence at the Annual Meeting of any stockholder who had given a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to the Secretary of the Company prior to the voting of such proxy.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         Holders of record of the Company's common stock, par value $.10 per share (the "Company Common Stock") as of the close of business on February 29, 2000 (the "Record Date") are entitled to one vote for each share then held. As of the Record Date, the Company had 1,940,781 shares of Company Common Stock issued and outstanding, 1,150,000 of which were held by WCF Financial, M.H.C. (the "Mutual Holding Company"), and 790,781 of which were held by stockholders other than the Mutual Holding Company. The presence in person or by proxy of a majority of the outstanding shares of Company Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Broker non-votes will not be counted as shares present and entitled to vote for the purposes of establishing a quorum.

         Directors are elected by a plurality of votes cast. The affirmative vote of holders of a majority of the total votes present at the Annual Meeting in person or by proxy is required for approval of Proposal II. Management of the Company anticipates that shares of Company Common Stock owned by the Mutual Holding Company will be voted in favor of the nominees for director and in favor of Proposal II. The affirmative vote of such shares would ensure the election of such nominees and the approval of such Proposal II.

================================================================================
         THE SECURITIES ISSUED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE OFFICE OF THRIFT SUPERVISION, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY STATE SECURITIES AUTHORITY, NOR HAS ANY SUCH COMMISSION, OFFICE OR AUTHORITY PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A FEDERAL OFFENSE.

         THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.
================================================================================

         Persons and groups who beneficially own in excess of five percent of the Company Common Stock are required to file certain reports with the Securities and Exchange Commission ("SEC") regarding such ownership pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"). The following table sets forth, as of the Record Date, the shares of Company Common Stock beneficially owned by directors and nominees individually, by executive officers individually, by executive officers and directors as a group and by each person who was the beneficial owner of more than five percent of the outstanding shares of Company Common Stock on the Record Date.

                                         Amount of Shares
                                         Owned and Nature        Percent of Shares
         Name and Address of               of Beneficial      of Bank Common Stock
          Beneficial Owners                 Ownership (1)          Outstanding
          -----------------                 -------------          -----------
Directors and Officers (2)

Donald I. Newman                                 19,489               1.02%

Ellis S. Swon                                    16,700                .86

Dr. Carroll E. Haynes                            12,250                .64

Dennis J. Tasler                                 45,233               2.33

Phyllis A. Murphy                                10,000                .52

All Directors and Executive Officers            105,722               5.45
  as a Group (7 persons) (3)

Principal Stockholders:

WCF Financial, M.H.C                          1,150,000              59.26
820 Des Moines Street
Webster City, Iowa 50595

(1) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner for purposes of this table, of any shares of Company Common Stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power.
(2) The mailing address for each person listed is 820 Des Moines Street, Webster City, Iowa 50595.
(3) The Company's executive officers and directors are the executive officers and directors of WCF Financial, M.H.C.

MARKET INFORMATION

         The Company Common Stock is listed on the Nasdaq "SmallCap" market under the symbol "WCFB." As of the Record Date, there were approximately five market makers for Company Common Stock, 228 stockholders of record (excluding the number of persons or entities holding stock in street name through various brokerage firms), and 1,940,781 shares outstanding, which includes shares held by the Mutual Holding Company. The following table sets forth market price and dividend information for the Company Common Stock in each full quarterly period for the past two complete fiscal years.


Quarter Ended            High             Low               Dividends Paid
-------------            ----             ---               --------------

1999
----
1st Quarter              $ 16.875         $   14.75              $.20
2nd Quarter              $  15.75         $   13.75              $.20
3rd Quarter              $  15.75         $   13.75              $.20
4th Quarter              $ 15.625         $   12.75              $.20

1998
----
1st Quarter              $  21.25         $   20.00              $.20
2nd Quarter              $  21.75         $   18.25              $.20
3rd Quarter              $  18.50         $   12.50              $.20
4th Quarter              $  17.00         $   14.25              $.20


                        PROPOSAL I--ELECTION OF DIRECTORS

         The Company's Board of Directors is currently composed of five members. The Company's bylaws provide that approximately one-third of the directors are to be elected annually. Directors of the Company are generally elected to serve for a three-year period or until their respective successors shall have been elected and shall qualify. Two directors will be elected at the Annual Meeting to serve for a three-year period and until his successor shall have been elected and shall qualify. The Board of Directors has nominated to serve as director Ellis S. Swon and Dennis J. Tasler. Both Mr. Swon and Mr. Tasler are currently members of the Board of Directors. Nominations by stockholders may be made to the Secretary of the Company, in writing, at least five days prior to the date of the Annual Meeting. Upon delivery to the Secretary, such nominations shall be posted in each office of the Company. Ballots bearing the names of all persons nominated by the Nominating Committee and by stockholders shall be provided for use at the Annual Meeting.

         The table below sets forth certain information regarding the composition of the Company's Board of Directors, including the terms of office of Board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominee) will be voted at the Annual Meeting for the election of the nominees identified below. If the nominees are unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between the nominee and any other person pursuant to which such nominee was selected.

                                                                                             Shares of Company
                                                                                               Common Stock
                                      Positions                                                Beneficially
                                     Held in the                Director     Current Term        Owned on        Percent
     Name (1)           Age            Company                  Since (2)      to Expire      Record Date (3)   of Class
     --------           ---            -------                  ---------      ---------      ---------------   --------

                                      NOMINEES
Ellis S. Swon           78      Director and Chairman             1958           2000             16,700            *
                                    of the Board
Dennis J. Tasler        60            Director                    1985           2000             45,233          2.33

                                DIRECTORS CONTINUING IN OFFICE
Dr. Carroll E. Haynes   67            Director                    1967           2001             12,250            *
Phyllis A. Murphy       49       President and Chief              1995           2001             10,000            *
                                  Executive Officer
Donald I. Newman        63            Director                    1988           2002             19,489          1.02

---------------
* Less than 1%.

(1) The mailing address for each person listed is 820 Des Moines Street, Webster City, Iowa 50595. Each of the persons listed as a director of the Company is also a director of Webster City Federal Savings Bank, the Company's savings association subsidiary, as well as the Bank's service subsidiary and WCF Financial, M.H.C., which owns the majority of the issued and outstanding shares of Company Common Stock.
(2) Reflects initial appointment to the Board of Directors of Webster City Federal Savings Bank.
(3) See definition of "beneficial ownership" in the table under "Voting Securities and Principal Holders Thereof."

         The principal occupation during the past five years of each director of the Company is set forth below. References to the Company include, where applicable, Webster City Federal Savings Bank, which reorganized to form the Company as its holding company in July 1999. All directors have held their present positions for five years unless otherwise stated.

         Dr. Carroll E. Haynes, a Director of the Company, retired in October of 1999. He was a self-employed dentist for 40 years.

         Phyllis A. Murphy was appointed President and Chief Executive Officer of the Company on January 1, 1999. Ms. Murphy previously served as Executive Vice President and the Chief Operating Officer and Personnel Officer of the Company. She was also the Secretary of the Company and Compliance Officer. She has been with the Company since 1971.

         Donald I. Newman, a Director of the Company, retired as President and Chief Executive Officer of the Company, effective December 31, 1998. Mr. Newman had been an executive officer of the Company for 10 years.

         Ellis S. Swon, Director and Chairman of the Board, is retired. From 1950 to 1990, Mr. Swon was employed in various positions at the Company, including President and Chief Executive Officer.

         Dennis J. Tasler, a Director of the Company, is Chief Executive Officer and majority stockholder of Tasler, Inc., Webster City, Iowa.

                   Ownership Reports by Officers and Directors

         The common stock of the Company is registered pursuant to Section 12(g) of the Exchange Act. The officers and directors of the Company and beneficial owners of greater than 10% of the Company Common Stock ("10% beneficial owners") are required to file reports on Forms 3, 4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of the Company Common Stock. SEC rules require disclosure in the Company's Proxy Statement and Annual Report on Form 10-KSB of the failure of an officer, director or 10% beneficial owner of the Company Common Stock to file a Form 3, 4 or 5 on a timely basis. During the year ended December 31, 1999, no officer or director failed to timely file any Forms 3, 4, or 5.

                Meetings and Committees of the Board of Directors

         The business of the Company's Board of Directors is conducted through meetings and activities of the Board and its committees. During the year ended December 31, 1999, the Board of Directors held twelve regular and one special meeting. During the year ended December 31, 1999, no director attended fewer than 75% of the total meetings of the Board of Directors of the Company and committees on which such director served.

         The Audit Committee consists of Directors Haynes (Chairman), Swon, Tasler and Newman. This committee meets annually with the Company's auditing firm and is on call when deemed necessary. The Audit Committee met one time during the year ended December 31, 1999.

         The Company does not have a standing compensation or nominating committee; the full Board of Directors acts as such committees.

         The ESOP Committee consists of Directors Haynes, Tasler and Swon and administers the Company's Employee Stock Ownership Plan. This Committee met one time in 1999.

         The Stock Benefits Committee administers the Company's Stock Option Plan and is composed of Directors Swon, Tasler and Haynes. This Committee did not meet in 1999.

                             Directors' Compensation

         Members of the Board of Directors each received fees of $500 per month and $300 for each meeting attended during the year ended December 31, 1999.

         Directors' Deferred Fee Plan. All directors of the Company are eligible to participate in the Deferred Fee Plan by deferring all or any portion of their director's fees until termination of service as a director of the Company. Upon a director's termination of service, the director's account balance will be paid, at the option of the Company, in either a lump sum or annual installments over a period of up to 10 years. If a director dies before receiving his or her entire account balance, the remaining balance will be paid to his or her designated beneficiary or to his or her estate. Amounts deferred under the Deferred Fee Plan continue to be a part of the Company's general fund. Interest on amounts deferred are calculated at the prime rate (as published in the Wall Street Journal on January 1 of each year) plus 100 basis points. The interest rate paid for the year ended December 31, 1999 was 8.75 percent. The Company's interest expense for the Deferred Fee Plan was $45,783 for the year ended December 31, 1999. Fees deferred under the Plan for the year ended December 31, 1999 were $29,400.

                             Executive Compensation

The following table sets forth for the years ended December 31, 1999, 1998, and 1997, certain information as to the total remuneration paid by the Company to the named executive officer of the Company.

                                               SUMMARY COMPENSATION TABLE

                                                 Annual                            Long-Term
                                               Compensation                   Compensation Awards
                                    ---------------------------------  -------------------------------
                          Years
                          Ended                              Other     Restricted
                        December                             Annual       Stock    Options/                 All Other
       Name and            31,       Salary       Bonus   Compensation   Award(s)     SARs                Compensation
Principal Position (1)               ($)(2)        ($)       ($)(3)        ($)        (#)      Payouts      ($)(4)
----------------------    ----       ------        ---       ------        ---        ---      -------      ------
Phyllis A. Murphy         1999       $80,000      $500       $9,600        -0-        -0-         -0-         $198
President and Chief       1998        66,000       500        9,000        -0-        -0-         -0-          251
Executive Officer         1997        62,500       500        9,000        -0-      9,750         -0-          261

------------
(1) Ms. Murphy was appointed President and Chief Executive Officer in January 1999. Previously, she served as Executive Vice President, Chief Operating Officer and Personnel Officer. No other executive officer received salary and bonuses that in the aggregate exceeded $100,000 in the years ended December 31, 1999, 1998 and 1997.
(2) Amount shown is gross earnings before pre-tax medical insurance paid by officer which is not taxable.
(3) Includes Directors' fees paid for attendance at Board Meetings of the Company.
(4) Includes payments for premiums made pursuant to a life insurance policy maintained on the named executive officer under the Company's life insurance plan for employees.

                                    Benefits

         Severance Agreements. The Company has entered into severance agreements (the "Severance Agreements") with Phyllis A. Murphy, the President and Chief Executive Officer of the Company, Stephen L. Mourlam, Executive Vice President and Treasurer of the Company and Kyle R. Swon, Senior Vice President of the Company. The Severance Agreements provide for certain benefits in the event of a change of control of the Company or the Mutual Holding Company. The Severance Agreements are available to certain full-time officers of the Company who have been specifically approved by resolution of the Board of Directors to be eligible to enter into the Severance Agreements.

         Following a change of control of the Mutual Holding Company or the Company, as defined in the Severance Agreement, the executive officer shall be entitled to a payment under the Severance Agreement if the executive officer terminates employment following any demotion, loss of title, office or significant authority, reduction in his or her annual compensation or benefits, or relocation of his or her principal place of employment by more than 30 miles.

         In the event that Phyllis Murphy is entitled to receive payments pursuant to her Severance Agreement, she shall receive a cash payment of up to a maximum of three times her annual compensation prior to termination of employment, plus life and medical coverage for a period of up to 36 months from the date of termination.

         In the event that Mr. Mourlam or Mr. Swon is entitled to receive payments pursuant to the executive officer's Severance Agreement, the executive officer shall receive a cash payment up to a maximum of two times the annual compensation prior to termination of employment, plus life and medical coverage for a period of up to 24 months from the date of termination.

         Defined Benefit Plan. The Company participates in a noncontributory multiple-employer defined benefit plan ("Retirement Plan"). All employees age 21 or older are eligible to accrue benefits under the Retirement Plan. As necessary, the Company contributes an amount to the Retirement Plan to satisfy the actuarially determined minimum funding requirements in accordance with the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         The Retirement Plan provides a benefit to or on behalf of each covered employee upon normal retirement at or after age 65. An employee's retirement benefit under the Retirement Plan is determined by formula and is equal to two percent times the employee's years of service with the Company multiplied by the average of his highest consecutive five years' salary. For these purposes, "salary" is defined as a participant's basic annual salary rate as of each January 1, exclusive of special payments such as overtime, bonuses and fees. An employee who defers the receipt of a retirement benefit will have his benefit increased by .8% for each month of deferral beyond normal retirement age (with a maximum increase of 48%). A participant will receive a reduced benefit upon early retirement, disability or death. Retirement benefits are payable in various annuity forms as well as in the form of a single lump sum payment. The regular form of all retirement benefits (normal, early or disability) includes not only a retirement allowance, but also a lump sum retirement death benefit which is 12 times the annual retirement allowance less the sum of such allowance payments made before death. All retirement allowances continue for life even though under the regular form there would be no death benefit payable after 12 years. Upon termination of employment other than as specified above, a participant who was employed by the Company for a minimum of five years is eligible to receive his or her vested accrued benefit commencing on such participant's normal retirement date. For the plan year ended June 30, 1999, the Company did not make a contribution to the Retirement Plan because the Plan was fully funded at such date.

         The following table indicates the annual retirement benefit that would be payable under the Retirement Plan upon retirement at age 65 in plan year 1998, expressed in the form of a single life annuity for the final average salary and benefit service classification specified below.

                                                     YEARS OF BENEFIT SERVICE AT RETIREMENT
        High 5-Year              ------------------------------------------------------------------------------
       Average Salary              15            20            25             30            35             40
       --------------            -------       -------       -------       -------       -------        -------
          $25,000                $ 7,500       $10,000       $12,500       $15,000       $17,500        $20,000

          $50,000                $15,000       $20,000       $25,000       $30,000       $35,000        $40,000

          $75,000                $22,500       $30,000       $37,500       $45,000       $52,500        $60,000

          $100,000               $30,000       $40,000       $50,000       $60,000       $70,000        $80,000

          $150,000               $45,000       $60,000       $75,000       $90,000       $105,000       $120,000

         The following table sets forth the years of credited service (i.e., benefit service) as of June 30, 1999, for the individual named in the cash compensation table. Years of Name Credited Service

         Phyllis A. Murphy............................................      22

         Employee Stock Ownership Plan and Trust. Webster City Federal Savings Bank (the "Bank") established an Employee Stock Ownership Plan and Related Trust ("ESOP") for eligible employees in connection with the reorganization of the Bank to stock form and subsequent stock offering (the "Offering"). The ESOP is a tax-qualified plan subject to the requirements of ERISA of 1974 ("ERISA") and the Internal Revenue Code of 1986 (the "Code"). Employees with a 12-month period of employment with the Bank during which they worked at least 1,000 hours and who have attained age 21 are eligible to participate. As part of the Offering, the ESOP borrowed funds from an unrelated third party lender to finance the purchase of 4% of the Bank Common Stock subsequent to the Offering, or 37,800 shares. Collateral for the loan is the Common Stock purchased by the ESOP. The loan was repaid in 1999 and all ESOP shares have now been allocated to employees.

         Stock Option Plan. The Bank adopted a Stock Option Plan (the "Stock Option Plan") in 1996 for the award of options in the Bank Common Stock to certain employees and nonemployee directors of the Bank and the Mutual Holding Company. The Stock Option Plan authorized the grant of stock options and limited rights to purchase an aggregate of 95,000 shares. Pursuant to the Stock Option Plan, grants may be made of (i) options to purchase Bank Common Stock intended to qualify as incentive stock options under Section 422 of the Code, (ii) options that do not so qualify, and (iii) limited rights that are exercisable only upon the change in control of the Bank or the Mutual Holding Company. Nonemployee directors are eligible only to receive nonstatutory options. Upon formation of the Company in July 1999, the Company Common Stock was substituted for Bank Common Stock on a one-for-one basis for future awards under the Stock Option Plan.

         The grant of awards under the Stock Option Plan is determined by the Stock Benefits Committee, a committee of the Board of Directors consisting of nonemployee directors of the Company.

         Stock options granted pursuant to the Stock Option Plan are exercisable in three equal annual installments of 331/3% commencing one year from the date of grant; provided, however, that all options will be 100% exercisable in the event the optionee terminates his service due to normal retirement, death or disability, or in the event of a change in control of the Mutual Holding Company or the Company.

         Pursuant to the Stock Option Plan, each nonemployee director of the Company has received an option to purchase 4,750 shares of Company Common Stock. All options were granted at an exercise price of $12.75 per share, which was the trading price of the Bank Common Stock on the date the Stock Option Plan was approved by stockholders of the Bank. Options exercisable for 14,250 shares of Company Common Stock have been reserved for future issuance under the Plan. The exercise price of any option granted under the Stock Option Plan may be paid in cash or Company Common Stock.

         Set forth below is certain information concerning options outstanding to the Company's Chief Executive Officer at December 31, 1999.

                                    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                                               FISCAL YEAR-END OPTION VALUES

                                                                    Number of Unexercised          Value of Unexercised
                                                                          Options at             In-the-Money Options at
                                                                           Year-End                     Year-End (1)
                                                                   -------------------------    -------------------------
                             Shares Acquired       Value           Exercisable/Unexercisable    Exercisable/Unexercisable
           Name               upon Exercise       Realized                   (#)                        ($)
           ----               -------------       --------         -------------------------    -------------------------
Phyllis A. Murphy......            --               --                  7,0000/0                     15,750/0

------------------------------------

(1) Equals the difference between the aggregate exercise price of such options and the aggregate fair market value of the shares of Company Common Stock that would be received upon exercise, assuming such exercise occurred on December 31, 1999, at which date shares of Company Common Stock were quoted on the Nasdaq SmallCap Market at $15.00.

Transactions with Certain Related Persons

         Current federal law requires that all loans or extensions of credit by the Bank to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. Federal law also limits the amount of credit the Bank may extend to its executive officers, its directors and its affiliates and the types of permitted collateral for such credit, and prescribes terms and conditions for such transactions deemed to be consistent with safe and sound banking practices. However, federal regulations permit executive officers and directors to receive the same terms through benefit or compensation plans that are widely available to other employees, as long as the director or executive officer is not given preferential treatment compared to the other participating employees. The Bank has established a conflict of interest policy requiring that all loans made to directors be made in the ordinary course of business on the same terms and conditions as the Bank would make to any other customer in the ordinary course of business, and that such loans not involve more than a normal risk of collectibility or present any unfavorable features. With respect to non-director executive officers, the Bank's policy is to permit reduced rates and/or the waiver or reduction of points on loans, provided the same terms are made available to other non-executive employees of the Bank.

         As of December 31, 1999 the Bank's directors or executive officers had loans outstanding from the Bank totaling $715,000 in the aggregate. All such loans were made by the Bank in compliance with federal law and the above-described policies.

              PROPOSAL II--RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board of Directors of the Company has approved the engagement of KPMG to be the Company's auditors for the year ending December 31, 2000, subject to the ratification of the engagement by the Company's stockholders. At the Annual Meeting, stockholders will consider and vote on the ratification of the engagement of KPMG for the Company's fiscal year ending December 31, 2000. A representative of KPMG is expected to attend the Annual Meeting to respond to appropriate questions and to make a statement if he so desires.

         In order to ratify the selection of KPMG as the auditors for the year ending December 31, 2000, the proposal must receive at least a majority of the votes cast, either in person or by proxy, in favor of such ratification. The Board of Directors recommends a vote "FOR" the ratification of KPMG as auditors for the 2000 fiscal year.

                              STOCKHOLDER PROPOSALS

         In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive office, 820 Des Moines Street, Webster City, Iowa 50595, no later than November 17, 2000. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act. Any such proposals will also be subject to the requirements of the proxy rules adopted under the Exchange Act.

                                  OTHER MATTERS

         The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Annual Meeting, as to which they shall act in accordance with their best judgment.

                                  MISCELLANEOUS

         The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Company Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

         A copy of the Company's Report on Form 10-KSB for the year ended December 31, 1999 will be furnished without charge to stockholders as of the Record Date upon written request to Phyllis A. Murphy, President and Chief Executive Officer, Webster City Federal, 820 Des Moines Street, Webster City, Iowa 50595.

                                              BY ORDER OF THE BOARD OF DIRECTORS



                                              /s/Kathie R. Highland
                                              ---------------------
                                              Kathie R. Highland
                                              Secretary
Webster City, Iowa
March 15, 2000

                                REVOCABLE PROXY
                          WEBSTER CITY FEDERAL BANCORP



[ X ]    PLEASE MARK VOTES
         AS IN THIS EXAMPLE

                         Annual Meeting of Stockholders
                                 April 19, 2000

   The undersigned hereby appoints the official proxy committee consisting of the entire Board of Directors (other than those members of the Board of Directors nominated for election) with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of Webster City Federal Bancorp that the undersigned is entitled to vote at the Annual Meeting of Stockholders ("Annual Meeting") to be held at the offices of the Company, 820 Des Moines Street, Webster City, Iowa, on April 19, 2000, at 1:00 p.m. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

1. The election as director of the nominees listed below:

   Ellis S. Swon
   Dennis J. Tasler
                                   With-    For All
                          For      hold     Except

                         [   ]     [   ]     [   ]

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

2. The ratification of the appointment of KPMG LLP as auditors for the year ending December 31, 2000.

                          For        Against      Abstain

                         [   ]        [   ]         [   ]

   PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE ANNUAL MEETING. [ ]

   The Board of Directors recommends a vote "FOR" each of the listed proposals.

   THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. WEBSTER CITY FEDERAL BANCORP

                  _________________________________________
                                      Date

                   _________________________________________
                             Stockholder sign above

                   _________________________________________
                         Co-holder (if any) sign above

   Detach above card, sign, date and mail in postage paid envelope provided.

   Should the above-signed be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

   The above-signed acknowledges receipt from the Company prior to the execution of this proxy of a notice of the Annual Meeting, a proxy statement dated March 15, 2000, and audited financial statements.

   Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

           PLEASE COMPLETE AND DATE THIS PROXY AND RETURN IT PROMPTLY
                   IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.